EXHIBIT 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852

  TEL (212) 715-9100                                            47, Avenue Hoche
  FAX (212) 715-8000                                               75008 Paris
                                                                     France


                                            February 10, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                           Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Greg Manning Auctions, Inc., a New York corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of (a) 285,551 shares of the Company's common stock, par value $.001 per share (the "Stock"), issued by the Company to the selling shareholder named in the Registration Statement (the "Selling Shareholder"), and (b) 25,000 shares of the Company's common stock (the "Warrant Stock" and, together with the Stock, the "Securities") issuable upon exercise of a warrant (the "Warrant") issued by the Registrant to the Selling Shareholder.

                  In connection with the registration of the Securities, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and
(iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Registrant.

                  Based upon the foregoing, we are of the opinion that (i) the Stock has been validly issued, fully paid and non-assessable, and (b) following the exercise of the Warrant and upon delivery of the Warrant Stock and payment therefor in accordance with the terms of the Warrant, the Warrant Stock will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                  We note that a partner of this firm is a member of the board of directors and a shareholder of the Company; knowledge, if any, with respect to the Company of that partner in that capacity is not to be attributed to this firm for purposes of this opinion.

                                         Very truly yours,

                                         /s/ Kramer Levin Naftalis & Frankel LLP